                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

   We consent to the reference to our firm under the caption "Selected Financial Data" and "Experts" and to the use of our report dated February 18,
2000 (except for Note 13, as to which the date is June   , 2000), in the
Registration Statement (Form S-1 No. 333-31920) and related Prospectus of Dendreon Corporation for the registration of 5,175,000 shares of its common stock.

                                                        Ernst & Young LLP

Seattle, Washington
June  , 2000

--------------------------------------------------------------------------------

   The foregoing consent is in the form that will be signed upon the completion of the stock split and the increase in authorized shares described in paragraph 2 of Note 13 to the financial statements.

                                                        Ernst & Young LLP

Seattle, Washington
May 20, 2000